Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF FORMATION OF "DIFL US II LLC", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF NOVEMBER, A.D. 2023, AT 11:58 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

2657642 8100
SR# 20234029928

Authentication: 204647434
Date: 11-21-23

CERTIFICATE OF FORMATION

OF

DIFL US II LLC

This Certificate of Formation of DIFL US II LLC (the "**Company**") is being duly executed and filed by Digicel MidCo Limited, a Bermuda limited company, as an authorized person, to form a limited liability company pursuant to the provisions of the Delaware Limited Liability Company Act (6 *Del. C.* ' 18-201, *et seq.*).

FIRST: The name of the limited liability company formed hereby is DIFL US II LLC.

SECOND: The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808.

THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, City of Wilmington, County of New Castle, Delaware 19808.

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:56 AM 11/21/2023
FILED 11:58 AM 11/21/2023
SR 20234029928 - File Number 2657642

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation this 20th day of November, 2023.

DIGICEL MIDCO LIMITED,
Authorized Person

By: DocuSigned by:
D4E75A2187914BE...

Name: Holly McNamara
Title: Authorized Person

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